EXHIBIT 99.1
Press Release	Source: MobilePro Corp.

Chris MacFarland Named to MobilePro Corp. Board
Tuesday December 28, 9:10 am ET

BETHESDA, Md., Dec. 28 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today that Chris MacFarland has been appointed to the company's board of directors. He has been a member of the company's advisory board since March of 2004.
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MacFarland is vice president of operations for BroadSoft, Inc., a Gaithersburg, Md. company that is a leading software provider of hosted voice and multimedia applications for service providers. He was formerly senior vice president and chief technology officer of Allegiance Telecom, a leading CLEC based in Dallas, Texas. He was responsible for defining Allegiance's telecom network and systems technology and architecture, developing strategic vendor requirements and overseeing key engineering initiatives. He previously served as director of networks and consulting at Verio, where he helped build that company prior to its sale to NTT in 2000 for $5.5 billion.

MobilePro Chairman and CEO Jay Wright said, "Chris brings significant industry insight and a keen understanding of the new technologies shaping telecom to our company. I am very pleased he has agreed to become even more directly involved as a member of our board of directors."

MacFarland said, "Since joining MobilePro's advisory board earlier this year, I have been extremely pleased with the significant progress the company has made in implementing its business plan. I believe that MobilePro has a very promising future and I look forward to contributing to it."

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, Md., with operations in Houston, Dallas and Beaumont, Texas; Coshocton and Cleveland, Ohio; Kansas City, Kan.; Janesville, Wisc.; Detroit, Mich.; Stevensville, Md.; Tucson, Ariz.; and Shreveport, La. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well- positioned companies in complementary product lines and industries. In 2004, MobilePro has closed deals with cumulative expected 2005 calendar revenue of more than $101 million and positive operating earnings.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm.

For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com. For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com. An online investor kit, including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the websites http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.

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Source: MobilePro Corp.